Exhibit 10.1

THIRD AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

Among

KODIAK OIL & GAS (USA) INC.

as Borrower,

WELLS FARGO BANK, N.A.,

as Administrative Agent,

and

The Lenders Signatory Hereto

Dated as of January 10, 2012

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Third Amendment to Amended and Restated Credit Agreement (this “Amendment”) effective as of the Third Amendment Effective Date (as defined below) is among Kodiak Oil & Gas (USA) Inc., a Colorado corporation (the “Borrower”), each of the Lenders that is a signatory hereto and Wells Fargo Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”).

Recitals

A.            The Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of October 28, 2011 as amended by the First Amendment and Limited Waiver to Amended and Restated Credit Agreement, dated as of November 14, 2011, and the Second Amendment to Amended and Restated Credit Agreement, dated as of November 14, 2011, (as amended, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.            The Parent, as issuer, the Borrower, as Guarantor, and U.S. Bank National Association, as Trustee and Computershare Trust Company of Canada, as Canadian Trustee have entered into an Indenture dated as of November 23, 2011 (the “Indenture”) pursuant to which $650,000,000 of 8.125% Senior Notes due 2019 have been issued (the “2011 Senior Notes”).

C.            The Parent will loan the proceeds of the 2011 Senior Notes to the Borrower pursuant to one or more promissory notes in form and substance reasonably satisfactory to the Administrative Agent, including that certain Promissory Note, dated as of January 10, 2012, between the Borrower and the Parent. (the “Initial Intercompany Note” and, together with any additional promissory notes payable by the Borrower to the Parent, in form and substance reasonably satisfactory to the Administrative Agent, the “Intercompany Notes” ).

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.               Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all section references in this Amendment refer to the Credit Agreement.

Section 2.               Amendments to Credit Agreement.

2.1           Definitions.

(a)           Section 1.02 is hereby amended by inserting the following definitions in sequential alphabetical order:

“‘2011 Senior Notes’ has the meaning assigned in Recital B of the Third Amendment

‘Initial Intercompany Note’ has the meaning assigned in Recital C of the Third Amendment

‘Intercompany Notes’ has the meaning assigned in Recital C of the Third Amendment

‘Third Amendment’ shall mean that certain Third Amendment to Amended and Restated Credit Agreement, dated as of January 10, 2012.

(b)           Section 1.02 is hereby amended by amending and restating the following definitions:

“‘Indenture’ has the meaning assigned in Recital B of the Third Amendment.

‘Restricted Payment’ means (i) any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any of its Subsidiaries, (ii) any payment, prepayment or redemption of the Debt outstanding (including interest and fees) under the Second Lien Term Loan Agreement, (iii) any payment, prepayment or redemption of the Debt outstanding (including interest and fees) pursuant to the Senior Notes; and (iv) any payment, prepayment or redemption of the Debt outstanding (including interest and fees) under the Intercompany Notes.

‘Subordinated Parent Debt’ means intercompany Debt between the Borrower and the Parent (i) that by its terms does not allow the Parent to ask for, sue for, take, demand or accept from the Borrower by set-off or in any other manner any payment of principal or interest until the termination of the Commitments, no Letter of Credit is outstanding and all Swap Agreements secured by the Loan Documents shall be terminated and which is subject to a subordination agreement among the Parent, the Borrower, the Administrative Agent and the Second Lien Agent or (ii) under the Intercompany Notes with an aggregate principal amount of no more than $650,000,000 outstanding at any time.”

2.2           Section 8.12(d). Section 8.12(d) is hereby inserted as follows:

“(d) As soon as possible, but in any event within thirty (30) days after the Closing, the Borrower shall provide to the Administrative Agent and the Lenders a Reserve Report prepared by one or more Approved Petroleum Engineers evaluating the Oil and Gas Properties acquired by the Borrower and its Subsidiaries pursuant to the PSAs.”

2.3           Section 9.03.  Section 9.03(h) is hereby deleted.

2.4           Section 9.04(a).  Section 9.04(a) is hereby amended and restated as follows:

“(a)         The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except that if no Event of Default has occurred and is outstanding, or would result therefrom (i) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (ii) Subsidiaries may declare and pay dividends and distributions ratably (with respect to each class of Equity Interest) with respect to their Equity Interests, (iii) the Borrower may make cash distributions to the Parent with respect to the payment of reasonable fees and expenses incurred in the ordinary course of business in connection with the maintenance of its corporate existence, reporting obligations, tax and accounting preparation and other similar fees and expenses, (iv) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (v) the Borrower may make regularly scheduled interest payments pursuant to the Second Lien Term Loan Agreement, Intercompany Notes or Senior Notes or may make cash distributions to the Parent for this purpose, (vi) the Borrower may repay all Debt outstanding under the Second Lien Term Loan Agreement with proceeds from the issuance of the Senior Notes, (vii) the Borrower may repay any Debt outstanding under the Intercompany Notes (A) with proceeds of the issuance of new Senior Notes, (B) upon a change of control as provided in the Indenture or (C) upon an asset sale as provided in the Indenture, subject to Section 3.04(c)(iii), (viii) the Borrower may repay any Debt outstanding under the Senior Notes (or may make cash distributions to the Parent for this purpose) (A) with proceeds of the issuance of new Senior Notes, (B) upon a change of control as provided in the Indenture, (C) upon an asset sale as provided in the Indenture, subject to Section 3.04(c)(iii) or (D) to the extent held in escrow, with the proceeds of the issuance of the Senior Notes issued in connection with the PSAs and (ix) the Borrower may prepay interest before January 31, 2012 on the Senior Notes issued in connection with the PSAs and the amount required for any redemption fee for the Senior Notes issued in connection with the PSAs because the Closing (and related Senior Notes escrow release provisions) has not

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occurred by January 31, 2012 or the Parent has determined that the Closing (and related Senior Notes escrow release conditions) cannot occur by January 31, 2012 or may make cash distributions to the Parent for this purpose.”

2.5           Section 9.04(c).     Section 9.04(c) is hereby inserted as follows:

“(c) Intercompany Notes.  The Borrower will not, and will not permit any Subsidiary to amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the material terms of the Intercompany Notes without the prior consent of the Administrative Agent.

Section 3.               Second Amendment.  The Second Amendment to Amended and Restated Credit Agreement executed as of November 14, 2011 is hereby amended by deleting Sections 3.5 and 3.6 thereof.

Section 4                Conditions Precedent.  This Amendment shall be effective upon the date of the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 4, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Third Amendment Effective Date”):

4.1           Third Amendment.  The Administrative Agent shall have received multiple counterparts of this Amendment as requested from the Borrower and the Majority Lenders.

4.2           No Default.  No Default or Event of Default shall have occurred and be continuing as of the Third Amendment Effective Date (after giving effect to the terms of this Amendment).

4.3           Initial Intercompany Note. The Administrative Agent shall have received a final version of the Initial Intercompany Note, in form and substance reasonably satisfactory to the Administrative Agent.

4.4           Other.  The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request in advance in writing.

The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted by Section 12.02 of the Credit Agreement.  Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5.               Ratification and Affirmation; Representations and Warranties; Etc.          The Borrower hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby; (c) represents and warrants that the 2011 Senior Notes comply with the requirements contained in the definition of “Senior Notes”, and (d) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Loan Document to which the Borrower is a party are true and correct in all material respects as though made on and as of the Third Amendment Effective Date (unless made as of a specific earlier date, in which case, such representation or warranty was true as of such date); (ii) no Default or Event of Default has occurred and is continuing; and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 6.               Miscellaneous.

6.1           Confirmation.  The provisions of the Credit Agreement (as amended by this Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Amendment.  This Amendment shall constitute a Loan Document, as such term is defined in the Credit Agreement.

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6.2           No Waiver.  Except as expressly provided in this Amendment, neither the execution by the Administrative Agent or the Lenders of this Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this Amendment or which may occur in the future under the Credit Agreement and/or the other Loan Documents.  Similarly, nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default, (b) amend or alter any provision of the Credit Agreement, the other Loan Documents (other than the amendment provided for in Sections 2 or 3 of this Amendment), or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.  Nothing in this Amendment shall be construed to be a consent by the Administrative Agent or the Lenders to any Default or Event of Default.  Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

6.3           Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

6.4           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.5           Payment of Expenses.  In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent.

6.6           Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.7           No Oral Agreement.  THIS WRITTEN AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

6.8           Governing Law.  THIS AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the date first written above.

BORROWER:	KODIAK OIL & GAS (USA) INC.

	By:	/s/ James P. Henderson
	Name:	James P. Henderson
	Title:	Chief Financial Officer

Third Amendment

Signature Page - 1

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, N.A., as Administrative Agent

	By:	/s/ Oleg Kogan
	Name:	Oleg Kogan
	Title:	Director

LENDERS:	WELLS FARGO BANK, N.A., as a Lender

	By:	/s/ Oleg Kogan
	Name:	Oleg Kogan
	Title:	Director

BMO Harris Financing, Inc., as a Lender

By:
Name:
Title:

Royal Bank of Canada, as a Lender

	By:	/s/ Don J. McKinnerney
	Name:	Don J. McKinnerney
	Title:	Authorized Signatory

KeyBank National Association, as a Lender

	By:	/s/ David Morris
	Name:	David Morris
	Title:	Vice President

Third Amendment

Signature Page - 2

Credit Suisse AG, Cayman Islands Branch, as a Lender

By:	/s/ Ari Bruger
Name:	Ari Bruger
Title:	Vice President

By:	/s/ Michael Spaight
Name:	Michael Spaight
Title:	Associate

Third Amendment

Signature Page - 3

REAFFIRMATION AND RATIFICATION: Each Guarantor hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document, including each Guaranty Agreement, to which it is a party and agrees that each Loan Document, including each Guaranty Agreement, to which it is a party remains in full force and effect as expressly amended hereby; and (c) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Loan Document, including each Guaranty Agreement, to which such Guarantor is a party are true and correct in all material respects as though made on and as of the Third Amendment Effective Date (unless made as of a specific earlier date, in which case, such representation or warranty was true as of such date); (ii) no Default or Event of Default has occurred and is continuing; and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

ACKNOWLEDGED AND RATIFIED:	KODIAK OIL & GAS CORP., a corporation continued under the laws of Yukon Territories, Canada

	By:	/s/ James P. Henderson
James P. Henderson
Chief Financial Officer

Third Amendment

Acknowledgment and Ratification